     As filed with the Securities and Exchange Commission on March 30, 2000
                                                           Registration No. 333-
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 -------------

                         Form S-3 Registration Statement
                        Under the Securities Act of 1933

                                ---------------

                                MICROVISION, INC.
             (Exact name of registrant as specified in its charter)

                                 -------------


 WASHINGTON                                                 91-1600822
 (State or other jurisdiction                               (IRS Employer
 of incorporation or organization)                          Identification No.)

                            19910 North Creek Parkway
                             Bothell, WA 98011-3008
                           (425) 415-6847 (telephone)
                           (425) 415-0066 (facsimile)

       (Address, including zip code, and telephone and facsimile numbers, including area code, of principal executive offices)

                               ------------------

                   Richard A. Raisig, Chief Financial Officer
                            19910 North Creek Parkway
                             Bothell, WA 98011-3008
                           (425) 415-6614 (telephone)
                           (425) 481-1625 (facsimile)

                     (Name, address, including zip code, and
  telephone and facsimile numbers, including area code, of agent for service)

                                    Copy to:
                               Christopher J. Voss
                                 Stoel Rives LLP
                          One Union Square, 36th Floor
                             Seattle, WA 98101-3197
                           (206) 624-0900 (telephone)
                           (206) 386-7500 (facsimile)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
      From time to time after this registration statement becomes effective

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
Title of Each         Amount                Proposed Maximum           Proposed Maximum          Amount of
Class of Securities   to be                 Offering Price Per         Aggregate Offering        Registration
Registered            Registered            Share                      Price                     Fee
--------------------  --------------        ---------------------      ------------------------- --------------
Common Stock,         613,251 shares        $54.9375 (1)               $33,690,477 (1)           $8,894
no par value
---------------------------------------------------------------------------------------------------------------



(1) The proposed maximum offering price per share and maximum aggregate offering price are calculated in accordance with Rule 457(c) under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS, Subject to Completion, dated March 30, 2000.

                                MICROVISION, INC.

                         613,251 shares of Common Stock

         These shares of common stock are being offered and sold from time to time by certain of our shareholders. For information about these selling shareholders, you should refer to the section of this prospectus entitled "Selling Shareholders" on page 4.

         The selling shareholders may sell the shares from time to time at fixed prices, market prices, prices computed with formulas based on market prices, or at negotiated prices, and may engage a broker or dealer to sell the shares. For additional information on the selling shareholders' possible methods of sale, you should refer to the section of this prospectus entitled "Plan of Distribution" on page 6. We will not receive any proceeds from the sale of the shares, but will bear the costs relating to the registration of the shares.

         Our common stock is traded on the Nasdaq National Market under the symbol "MVIS." On March 29, 2000, the closing price for our common stock was $53.94 per share.

                         -------------------------------

         THE SHARES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" INCLUDED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 AND OUR OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS, IN DETERMINING WHETHER TO PURCHASE SHARES OF OUR COMMON STOCK.

                         -------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SHARES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         -------------------------------

                   The date of this Prospectus is March 30, 2000.



                                TABLE OF CONTENTS

        SECTION                                                                             PAGE
        -------                                                                            -----
        Our Business ..............................................................            3
        Selling Shareholders ......................................................            4
        Plan of Distribution ......................................................            6
        Experts ...................................................................            7
        Limitation of Liability and Indemnification ...............................            7
        Information Incorporated by Reference .....................................            8
        Available Information ....................................................             8




         You should rely only on information contained or incorporated by reference in this prospectus. See "Information Incorporated by Reference" on page 8. Neither Microvision nor the selling shareholders has authorized any other person to provide you with information different from that contained in this prospectus.

         The shares of common stock are not being offered in any jurisdiction where the offering is not permitted.

         The information contained in this prospectus is correct only as of the date on the cover, regardless of the date this prospectus was delivered to you or the date on which you acquired any of the shares.

                                  OUR BUSINESS

         Microvision develops information display and related technologies that allow electronically generated images and information to be projected to a viewer's eye. We have developed prototype Retinal Scanning Display (RSD) technology devices, including portable color and monochrome versions and a full color table-top version, are currently refining and developing our RSD technology for defense and commercial applications, and expect to commercialize our technology through the development of products and as a supplier of personal display technology to original equipment manufacturers. We believe that our RSD technology will be useful in a variety of applications, including portable communications and visual simulation for defense, medical, industrial and entertainment that include applications requiring the superimposing of images on the user's field of vision. We expect that our RSD technology will allow for the production of highly miniaturized, lightweight, battery-operated displays that can be held or worn comfortably. Our scanning technology also may be applied to the capturing of images, in such products as digital cameras or bar code readers. We may expend funds in evaluating and developing solutions for possible future products involving this application.

         Our objective is to be a leading provider of personal display products and imaging technology in a broad range of professional and consumer applications. We intend to achieve this objective and to generate revenues through a combination of the following activities: the licensing of technology to original equipment manufacturers of electronics products; the provision of engineering services associated with cooperative development arrangements and research contracts; and the manufacture and sale of high-performance personal display products to professional users, directly or through joint ventures.

         Microvision was incorporated in 1993. Our principal executive offices are located at 19910 North Creek Parkway, Bothell, WA 98011-3008, and our telephone number is (425) 415-6847.

                              SELLING SHAREHOLDERS

         On February 17, 1999, Thomas Furness acquired 25,000 shares of our common stock in connection with our acquisition of a license. On April 1, 1999, Josephthal & Co., Inc. acquired warrants to purchase 32,695 shares of our common stock. These warrants were issued to Josephthal in connection with financial advisory services provided to us.

         On March 17, 2000, we agreed to issue and sell 250,000 shares of our common stock to each of Cree, Inc. ("Cree") and General Electric Pension Trust ("GEPT"). The closing of the sale to Cree will occur on the earlier of April 17, 2000 or three business days after the date on which the registration statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission (the "Effective Date"). The closing of the sale to GEPT will occur three business days after the Effective date.

         Pursuant to the stock purchase agreement among Microvision, Cree and GEPT, we may be required to issue up to an additional 27,778 shares of common stock to each of Cree and GEPT if the volume weighted average closing price of our common stock, as reported on the Nasdaq National Market, during the twenty-five trading days immediately preceding the respective closing dates of the sales to Cree and GEPT, ("Market Price") is less than $50.00 per share. Additional shares would be issued to reduce the effective purchase price to the Market Price, with a minimum effective price of $45.00 per share. We are registering the maximum number of shares issuable to Cree and GEPT under the terms of the stock purchase agreement in the registration statement of which this prospectus forms a part.

         Mr. Furness, Josephthal & Co., Inc., Cree and GEPT are referred to in this prospectus individually as a "selling shareholder" and collectively as the "selling shareholders." We are registering the selling shareholders' shares (including the shares issuable upon exercise of Josephthal's warrants) in the registration statement of which this prospectus forms a part.

         The following table sets forth certain information as of March 28, 2000, regarding the ownership of the common stock by the selling shareholders and as adjusted to give effect to the sale of the shares offered hereby.


                                                  Shares                                       Ownership After
                                               Beneficially         Shares Being        Offering if All Shares Offered
                                              Owned Prior to          Offered                  Hereby Are Sold
Selling Shareholder                              Offering
                                                                                          Shares           Percent
------------------------------------------------------------------------------------------------------------------------

Thomas Furness                                    27,563               25,000              2,563              *
Josephthal & Co., Inc.                            32,695               32,695                0                *
Cree, Inc.                                        546,378             277,778             268,600            2.5
General Electric Pension Trust                    277,778             277,778                0                *


*  Less than one percent.

         Except for (i) Josephthal & Co., Inc. , which makes a market in our common stock, and (ii) with respect to a technology joint development program undertaken by Cree and us, neither the selling shareholders nor the officers, directors or trustees thereof have held any positions or office or had any other material relationship with us or any of our affiliates within the past three years.

         In recognition of the fact that the selling shareholders may wish to be legally permitted to publicly resell the shares of our common stock when they deem appropriate, we agreed with the selling shareholders to file with the Securities and Exchange Commission, under the Securities Act, a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale of the shares, and to prepare and file such amendments and supplements to the registration statement as may be necessary to keep the registration statement effective until the shares are no longer required to be registered for sale by the selling shareholders.

                              PLAN OF DISTRIBUTION

         We are registering the shares covered by this prospectus for the selling shareholders. As used in this prospectus, "selling shareholders" includes the pledgees, donees, transferees or others who may later hold the selling shareholders' interest. We will pay the costs and fees of registering the shares, but the selling shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the shares. Microvision and the selling shareholders each have agreed to indemnify the other against certain liabilities, including liabilities arising under the Securities Act, that relate to statements or omissions in the registration statement of which this prospectus forms a part.

         The selling shareholders may sell the shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. In addition, the selling shareholders may sell some or all of their shares through:

         - a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

         - purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

         - ordinary brokerage transactions and transactions in which a broker solicits purchases.

         When selling the shares, the selling shareholders may enter into hedging transactions. For example, the selling shareholders may:

         - enter into transactions involving short sales of the shares by broker-dealers;

         - sell shares short themselves and redeliver such shares to close out their short positions;

         - enter into option or other types of transactions that require the selling shareholders to deliver shares to a broker-dealer, who will then resell or transfer the shares under this prospectus; or

         - loan or pledge the shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

         The selling shareholders may negotiate and pay broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the selling shareholders may allow other broker-dealers to participate in resales. However, the selling shareholders and any broker-dealers involved in the sale or resale of the shares may qualify as "underwriters" within the meaning of the Section 2(a)(11) of the Securities Act. In addition, the broker-dealers' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act. If the selling shareholders qualifies as an "underwriter," it will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

         In addition to selling its shares under this prospectus, the selling shareholders may:

         - agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the shares, including liabilities arising under the Securities Act;

         - transfer its shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; or

         - sell its shares under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144.

         Upon notification by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing the material terms of the transaction. In addition, we will file a supplement to this prospectus if a selling shareholder notifies us that a donee or pledgee intends to sell more than 500 shares.

                                     EXPERTS

         The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Microvision, Inc., for the year ended December 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                   LIMITATION OF LIABILITY AND INDEMNIFICATION

         Our Amended and Restated Articles of Incorporation provide that, to the fullest extent permitted by the Washington Business Corporation Act, our directors will not be liable for monetary damages to us or our shareholders, excluding, however, liability for acts or omissions involving intentional misconduct or knowing violations of law, illegal distributions or transactions from which the director receives benefits to which the director is not legally entitled. Our Amended and Restated Bylaws authorize us to indemnify our directors, officers, employees and agents to the fullest extent permitted by applicable law, except for any legal proceeding that is initiated by such directors, officers, employees or agents without authorization of the Board of Directors.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the SEC's opinion, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                      INFORMATION INCORPORATED BY REFERENCE

         The SEC allows us to "incorporate by reference" our public filings into this prospectus, which means that information included in those documents is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling shareholders have sold all the shares.

         The following documents filed with the SEC are incorporated by reference in this prospectus:

                  (1) Annual Report on Form 10-K for the year ended December 31, 1999; and

                  (2) The description of our common stock set forth in Amendment No. 1 to our Registration Statement on Form SB-2 (Registration No. 33-5276-LA), including any amendment or report filed for the purpose of updating such description, as incorporated by reference in our Registration Statement on Form 8-A (Registration No. 0-21221).

         We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents. You should direct any requests for documents to Investor Relations, Microvision, Inc., 19910 North Creek Parkway, Bothell, WA 98011-3008, telephone (425) 415-6847.

         The information relating to the Company contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents.

                              AVAILABLE INFORMATION

         This prospectus is part of a Registration Statement on Form S-3 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with SEC rules.

         We file annual, quarterly and special reports and other information with the SEC. You may read and copy the Registration Statement and any other document that we file at the SEC's public reference rooms located at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov.

         Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance you should refer to the copy of such contract or other document filed as an exhibit to the Registration Statement.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The Company will pay all expenses in connection with the issuance and distribution of the securities being registered. The following is an itemized statement of these expenses (all amounts are estimated except for the SEC and Nasdaq listing fees):



             SEC Registration fee...............................................        $   8,894

             Nasdaq listing fee.................................................        $  12,625

             Legal fees.........................................................        $   5,000

             Accountant's Fees..................................................        $   2,500

             Printing Fees......................................................        $       0

             Miscellaneous......................................................        $   1,000
                                                                                         -----------

             Total..............................................................        $  30,019



Item 15.    INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Article 7 of the Company's Amended and Restated Articles of Incorporation and Section 10 of the Company's Restated Bylaws authorize the Company to indemnify its directors, officers, employees and agents to the fullest extent permitted by the Washington Business Corporation Act (the "Act"). Sections 23B.08.500 through 23B.08.000 of the Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act.

         Section 23B.08.320 of the Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 6 of the Company's Amended and Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Company and its shareholders.

Item 16.    EXHIBITS.

         3.1      Amended and Restated Articles of Incorporation of the Company
                  (1)

         3.1.1 Articles of Amendment Containing the Statement of Rights and Preferences of the Series B Convertible Preferred Stock of the Company (2)

         3.2      Amended and Restated Bylaws of the Company (3)

         4.1 Common Stock Purchase Warrant, dated as of April 1, 1999, issued to Josephthal & Co., Inc.

         5        Opinion on Legality

         23       Consent of PricewaterhouseCoopers LLP

         24       Power of Attorney (included on the signature page hereof)

------------------

(1) Incorporated by reference to the Registration Statement on Form SB-2, Registration No. 33-5276-LA.

(2) Incorporated by reference to the Current Report on Form 8-K for the event of January 14, 1999, as filed on January 28, 1999

(3) Incorporated by reference to the Quarterly Report on Form 10-QSB for the quarterly period ending June 30, 1998

Item 17.    UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration statement

                           (i)       To include any prospectus required by
                                     Section 10(a)(3) of the Securities Act of
                                     1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on March 30, 2000.

                                  MICROVISION, INC.

                                  By: /s/ RICHARD F. RUTKOWSKI
                                     --------------------------------------
                                          Richard F. Rutkowski
                                          President and Chief Executive Officer

         KNOW ALL BY THESE PRESENTS that each person whose signature appears below hereby authorizes and appoints Richard F. Rutkowski and Richard A. Raisig, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 30th day of March, 2000.

SIGNATURE AND TITLE

/s/                                         /s/
------------------------------              -----------------------------------
Richard F. Rutkowski                        Robert A. Ratliffe
President, Chief Executive Officer          Director
and Director

/s/                                         /s/
------------------------------              -----------------------------------
Stephen R. Willey                           Jacob Brouwer
Director                                    Director

/s/                                         /s/
------------------------------              -----------------------------------
Richard A. Raisig                           Richard A. Cowell
Chief Financial Officer (Principal          Director
financial officer) and Director

/s/                                         /s/
------------------------------              -----------------------------------
Walter J. Lack                              Dennis J. Reimer
Director                                    Director

/s/                                         /s/
------------------------------              -----------------------------------
William A. Owens                            Margaret Elardi
Director                                    Director

/s/
------------------------------
Jeff Wilson
Controller (Principal
accounting officer)